Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2024 Second Quarter Results
SALT LAKE CITY, July 30, 2024 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a constituent of the S&P 500, announced operating results for the three and six months ended June 30, 2024.
Highlights for the three months ended June 30, 2024:

•Achieved net income attributable to common stockholders of $0.88 per diluted share, representing a 41.3% decrease compared to the same period in the prior year primarily due to a $54.7 million loss related to the write down of assets held for sale as well as non-cash interest, amortization of intangibles, and additional depreciation related to the Company's 2023 merger (the "Life Storage Merger") with Life Storage, Inc. ("Life Storage" or "LSI").

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.98 per diluted share. FFO, excluding adjustments (“Core FFO”), was $2.06 per diluted share, which was flat compared to the same period in the prior year.

•Increased same-store revenue by 0.6% and same-store net operating income (“NOI”) decreased by (1.1)% compared to the same period in the prior year.

•Reported ending same-store occupancy of 94.3% as of June 30, 2024, compared to 94.0% as of June 30, 2023.

•The Company acquired two operating stores and one store at completion of construction (“Certificate of Occupancy stores” or “C of O stores”) for a total cost of approximately $27.6 million.

•In conjunction with a joint venture partners, completed two developments for a total cost of approximately $28.7 million, of which the Company invested $27.7 million.

•Originated $433.2 million in mortgage and mezzanine bridge loans and sold $11.1 million mortgage bridge loans.

•Added 77 stores (14 stores net) to the Company's third-party management platform. As of June 30, 2024, the Company managed 1,423 stores for third parties and 472 stores in unconsolidated joint ventures, for a total of 1,895 managed stores.

•Paid a quarterly dividend of $1.62 per share.

Highlights for the six months ended June 30, 2024:
•Achieved net income attributable to common stockholders of $1.88 per diluted share, representing a 36.3% decrease compared to the same period in the prior year, primarily due to a $54.7 million loss related to the write down of assets held for sale as well as non-cash interest, amortization of intangibles, additional depreciation related to the Life Storage Merger.

•Achieved FFO of $3.85 per diluted share, and Core FFO of $4.02 per diluted share, representing a 1.5% decrease compared to the same period in the prior year.

•Increased same-store revenue by 0.8% and same-store NOI decreased by (0.8)% compared to the same period in the prior year.

•Acquired seven operating store and two C of O stores for a total cost of approximately $62.7 million.

•In conjunction with joint venture partners, completed three developments for a total cost of approximately $49.1 million, of which the Company invested $47.1 million.

•Originated $597.5 million in mortgage and mezzanine bridge loans and sold $11.1 million in mortgage bridge loans.

•Added 174 stores (86 stores net) to the Company's third-party management platform.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We've maintained strong occupancy levels in the Extra Space and Life Storage same-store pools despite a challenging demand and new customer rate environment. The occupancy gains drove positive revenue growth in both pools. In addition, we continue to realize G&A savings and stronger than expected tenant insurance income, supporting solid FFO per share performance ahead of our projections."

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and six months ended June 30, 2024 and 2023. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024		2023		2024		2023
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$185,872	$0.88	$202,410	$1.50	$398,984	$1.88	$398,714	$2.95
Impact of the difference in weighted average number of shares – diluted[2]		(0.04)		(0.09)		(0.08)		(0.17)
Adjustments:
Real estate depreciation	153,217	0.68	72,385	0.50	307,589	1.38	143,633	1.00
Amortization of intangibles	28,137	0.13	3,609	0.03	57,421	0.26	7,779	0.05
Loss on real estate assets held for sale	54,659	0.25	—	—	54,659	0.25	—	—
Unconsolidated joint venture real estate depreciation and amortization	8,009	0.04	4,722	0.03	15,849	0.07	9,661	0.07
Distributions paid on Series A Preferred Operating Partnership units	—	—	—	—	—	—	(159)	—
Income allocated to Operating Partnership and other noncontrolling interests	9,540	0.04	12,902	0.09	20,502	0.09	25,476	0.18
FFO	$439,434	$1.98	$296,028	$2.06	$855,004	$3.85	$585,104	$4.08

Adjustments:
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	10,853	0.05	—	—	21,558	0.10	—	—
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	7,438	0.03	—	—	14,878	0.07	—	—
CORE FFO	$457,725	$2.06	$296,028	$2.06	$891,440	$4.02	$585,104	$4.08

Weighted average number of shares – diluted[3]	221,857,627		143,752,935		221,797,751		143,555,781

(1)Per share amounts may not recalculate due to rounding.

(2)The adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and six months ended June 30, 2024 and 2023 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended June 30,		Percent	For the Six Months Ended June 30,		Percent
	2024	2023	Change	2024	2023	Change
Same-store property revenues[2]
Net rental income	$403,087	$400,279	0.7%	$801,879	$795,538	0.8%
Other income	16,162	16,425	(1.6)%	32,027	31,745	0.9%
Total same-store revenues	$419,249	$416,704	0.6%	$833,906	$827,283	0.8%

Same-store operating expenses[2]
Payroll and benefits	$23,959	$22,464	6.7%	$48,465	$44,990	7.7%
Marketing	9,164	7,639	20.0%	18,017	14,812	21.6%
Office expense[3]	12,937	12,925	0.1%	26,352	25,981	1.4%
Property operating expense[4]	8,275	8,892	(6.9)%	18,562	19,904	(6.7)%
Repairs and maintenance	6,926	6,409	8.1%	14,396	13,494	6.7%
Property taxes	39,600	37,284	6.2%	77,657	74,700	4.0%
Insurance	5,066	4,315	17.4%	10,328	8,236	25.4%
Total same-store operating expenses	$105,927	$99,928	6.0%	$213,777	$202,117	5.8%

Same-store net operating income[2]	$313,322	$316,776	(1.1)%	$620,129	$625,166	(0.8)%

Same-store square foot occupancy as of quarter end	94.3%	94.0%		94.3%	94.0%

Average same-store square foot occupancy	94.1%	93.7%		93.6%	93.2%

Properties included in same-store[5]	1,078	1,078		1,078	1,078

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.
(5)On January 1, 2024 the Company updated the property count of the same-store pool from 913 to 1,078 stores.

Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and six months ended June 30, 2024, and 2023 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands).

	Closed/Completed through June 30, 2024		Closed/Completed Subsequent to June 30, 2024		Scheduled to Still Close/Complete in 2024		Total 2024		To Close/Complete in 2025
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	7	$40,350	2	$24,000	4	$57,500	13	$121,850	—	$—
C of O and Development Stores[1]	2	22,371	1	11,966	1	13,200	4	47,537	—	—
EXR Investment in Wholly-Owned Stores	9	62,721	3	35,966	5	70,700	17	169,387	—	—

Joint Venture Investment[1]
EXR Investment in JV Acquisition of Operating Stores	—	—	—	—	5	9,200	5	9,200	—	—
EXR Investment in JV Development and C of O	3	47,050	1	11,226	6	56,984	10	115,260	3	44,082
EXR Investment in Joint Ventures	3	47,050	1	11,226	11	66,184	15	124,460	3	44,082
Total EXR Investment	12	$109,771	4	$47,192	16	$136,884	32	$293,847	3	$44,082
(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Property Sales:
During the three months ended June 30, 2024, the Company listed seven properties for sale. Held for sale accounting requires that the properties be recorded at current fair value less selling costs. These assets were adjusted to fair value less selling costs resulting in a loss of $54.7 million.
Bridge Loans:
During the three months ended June 30, 2024, the Company originated $433.2 million in bridge loans and sold one bridge loan totaling $11.1 million. Outstanding balances of the Company's bridge loans were approximately $1.1 billion at quarter end. The Company has an additional $310.2 million in bridge loans that have closed subsequent to quarter end or are under agreement to close in 2024 and 2025. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Property Management:
As of June 30, 2024, the Company managed 1,423 stores for third-party owners and 472 stores owned in unconsolidated joint ventures, for a total of 1,895 stores under management. The Company is the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended June 30, 2024, the Company did not issue any shares on its ATM program, and as of June 30, 2024, the Company had $800.0 million available for issuance. Likewise, the Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of June 30, 2024, the Company had authorization to purchase up to $500.0 million under the program.
During the three months ended June 30, 2024 , the Company reestablished its ATM program by entering a new equity distribution agreement for $800.0 million, which replaced and superseded its previous equity distribution agreement.
As of June 30, 2024, the Company’s percentage of fixed-rate debt to total debt was 75.0%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 84.7%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 4.0% and 6.5%, respectively. The combined weighted average interest rate was 4.6% with a weighted average maturity of approximately 4.7 years.

Dividends:
On June 28, 2024, the Company paid a second quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on June 14, 2024.

Outlook:
The following table outlines the Company's current and prior quarter Core FFO estimates and assumptions for the year ending December 31, 20241.

	Ranges for 2024 Annual Assumptions		Ranges for 2024 Annual Assumptions		Notes
	(July 30, 2024)		(April 30, 2024)
	Low	High	Low	High
Core FFO	$7.95	$8.15	$7.85	$8.15
Dilution per share from C of O and value add acquisitions	$0.20	$0.20	$0.20	$0.20
EXR Same-store revenue growth	(1.00)%	0.50%	(2.00)%	0.50%	Same-store pool of 1,078 stores
EXR Same-store expense growth	4.00%	5.00%	4.00%	5.50%	Same-store pool of 1,078 stores
EXR Same-store NOI growth	(3.00)%	(0.50)%	(4.25)%	(0.50)%	Same-store pool of 1,078 stores

Legacy LSI Same-store revenue growth	0.50%	2.00%	2.00%	4.50%	Same-store pool of 662 stores
Legacy LSI Same-store expense growth	4.50%	5.50%	6.25%	7.75%	Same-store pool of 662 stores
Legacy LSI Same-store NOI growth	(1.50)%	1.00%	(0.25)%	4.00%	Same-store pool of 662 stores

Weighted average one-month SOFR	5.20%	5.20%	5.20%	5.20%

Net tenant reinsurance income	$253,000,000	$256,000,000	$248,000,000	$251,000,000
Management fees and other income	$119,000,000	$120,000,000	$117,500,000	$118,500,000
Interest income	$117,000,000	$118,000,000	$105,000,000	$106,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$171,000,000	$173,000,000	$176,000,000	$178,000,000	Includes non-cash compensation
Average monthly cash balance	$50,000,000	$50,000,000	$60,000,000	$60,000,000
Equity in earnings of real estate ventures	$66,000,000	$67,000,000	$66,000,000	$67,000,000	Includes dividends from SmartStop preferred investments
Interest expense	$541,000,000	$545,000,000	$537,000,000	$541,000,000	Excludes non-cash interest expense shown below
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	$43,000,000	$44,000,000	$43,000,000	$44,000,000	Amortization of LSI debt mark-to-market; excluded from Core FFO
Income Tax Expense	$35,000,000	$36,000,000	$32,000,000	$33,000,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$400,000,000	$400,000,000	$250,000,000	$250,000,000	Represents the Company's investment
Bridge loans outstanding	$900,000,000	$900,000,000	$825,000,000	$825,000,000	Represents the Company's average retained loan balances for 2024
Weighted average share count	221,866,000	221,866,000	221,800,000	221,800,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, July 31, 2024, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://register.vevent.com/register/BI1722e0ceeec44bb395d1d77fcbbae5d2.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on July 31, 2024.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, market conditions, our outlook and estimates for the year, statements concerning the impact of the Life Storage Merger and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to realize the expected benefits of the Life Storage Merger;
•the risk that Life Storage’s business will not be fully integrated successfully or that such integration may be more difficult, time-consuming or costly than expected;
•the uncertainty of expected future financial performance and results of the combined company following completion of the Life Storage Merger;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our properties, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•changes in global financial markets and increases in interest rates;
•availability of financing and capital, the levels of debt that we maintain and our credit ratings;
•risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change and other factors;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and transaction costs. It also includes certain costs associated with the Life Storage Merger including transition costs, non-cash interest related to the amortization of discount on unsecured senior notes and amortization of other intangibles, net of tax benefit. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.
Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 1,078 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole. No modification has been made to the same-store pool to include any assets acquired from Life Storage.
About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of June 30, 2024, the Company owned and/or operated 3,812 self-storage stores in 42 states and Washington, D.C. The Company’s stores comprise approximately 2.6 million units and approximately 292.1 million square feet of rentable space operating under the Extra Space, Life Storage and Storage Express brands. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. It is the largest operator of self-storage properties in the United States.

###
For Information:
Jared Conley
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Real estate assets, net	$24,340,817	$24,555,873
Real estate assets - operating lease right-of-use assets	218,823	227,241
Investments in unconsolidated real estate entities	1,065,155	1,071,617
Investments in debt securities and notes receivable	1,442,681	904,769
Cash and cash equivalents	76,973	99,062
Other assets, net	617,631	597,700
Total assets	$27,762,080	$27,456,262
Liabilities, Noncontrolling Interests and Equity:
Secured notes payable, net	$1,265,981	$1,273,549
Unsecured term loans, net	2,252,872	2,650,581
Unsecured senior notes, net	7,028,452	6,410,618
Revolving lines of credit	948,000	682,000
Operating lease liabilities	229,035	236,515
Cash distributions in unconsolidated real estate ventures	73,133	71,069
Accounts payable and accrued expenses	381,941	334,518
Other liabilities	451,826	383,463
Total liabilities	12,631,240	12,042,313
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 211,927,348 and 211,278,803 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2,120	2,113
Additional paid-in capital	14,810,938	14,750,388
Accumulated other comprehensive income	27,241	17,435
Accumulated deficit	(667,667)	(379,015)
Total Extra Space Storage Inc. stockholders' equity	14,172,632	14,390,921
Noncontrolling interest represented by Preferred Operating Partnership units, net	191,306	222,360
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	766,902	800,668
Total noncontrolling interests and equity	15,130,840	15,413,949
Total liabilities, noncontrolling interests and equity	$27,762,080	$27,456,262

Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2024 and 2023
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Property rental	$697,100	$440,747	$1,385,144	$874,709
Tenant reinsurance	83,705	48,433	165,052	96,137
Management fees and other income	29,858	22,206	60,006	43,590
Total revenues	810,663	511,386	1,610,202	1,014,436
Expenses:
Property operations	196,902	114,637	401,420	231,803
Tenant reinsurance	19,631	9,482	38,136	18,571
General and administrative	39,901	34,842	83,623	69,605
Depreciation and amortization	194,809	79,086	391,775	157,576
Total expenses	451,243	238,047	914,954	477,555
Loss on real estate assets held for sale	(54,659)	—	(54,659)	—
Income from operations	304,761	273,339	640,589	536,881
Interest expense	(137,133)	(86,372)	(270,020)	(166,471)
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	(10,853)	—	(21,558)	—
Interest income	31,226	21,077	54,799	40,515
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	188,001	208,044	403,810	410,925
Equity in earnings and dividend income from unconsolidated real estate entities	17,255	13,254	32,262	23,559
Income tax expense	(9,844)	(5,986)	(16,586)	(10,294)
Net income	195,412	215,312	419,486	424,190
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,933)	(2,254)	(4,141)	(4,508)
Net income allocated to Operating Partnership and other noncontrolling interests	(7,607)	(10,648)	(16,361)	(20,968)
Net income attributable to common stockholders	$185,872	$202,410	$398,984	$398,714
Earnings per common share
Basic	$0.88	$1.50	$1.88	$2.96
Diluted	$0.88	$1.50	$1.88	$2.95
Weighted average number of shares
Basic	211,584,155	134,832,232	211,433,877	134,672,672
Diluted	211,587,105	143,529,817	220,114,016	143,337,522
Cash dividends paid per common share	$1.62	$1.62	$3.24	$3.24

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Six Months Ended June 30, 2024 and 2023 (In thousands) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$195,412	$215,312	$419,486	$424,190
Adjusted to exclude:
Loss on real estate assets held for sale	54,659	—	54,659	—
Equity in earnings and dividend income from unconsolidated real estate entities	(17,255)	(13,254)	(32,262)	(23,559)
Interest expense	137,133	86,372	270,020	166,471
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	10,853	—	21,558	—
Depreciation and amortization	194,809	79,086	391,775	157,576
Income tax expense	9,844	5,986	16,586	10,294
General and administrative	39,901	34,842	83,623	69,605
Management fees, other income and interest income	(61,084)	(43,283)	(114,805)	(84,105)
Net tenant insurance	(64,074)	(38,951)	(126,916)	(77,566)
Non same-store rental revenue	(277,851)	(24,043)	(551,238)	(47,426)
Non same-store operating expense	90,975	14,709	187,643	29,686
Total same-store net operating income	$313,322	$316,776	$620,129	$625,166

Same-store rental revenues	419,249	416,704	833,906	827,283
Same-store operating expenses	105,927	99,928	213,777	202,117
Same-store net operating income	$313,322	$316,776	$620,129	$625,166

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2024 - Unaudited

	For the Year Ending December 31, 2024
	Low End	High End
Net income attributable to common stockholders per diluted share	$3.74	$3.94
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.20	0.20
Net income attributable to common stockholders for diluted computations	3.94	4.14

Adjustments:
Real estate depreciation	2.78	2.78
Amortization of intangibles	0.52	0.52
Unconsolidated joint venture real estate depreciation and amortization	0.14	0.14
Loss on real estate transactions	0.25	0.25
Funds from operations attributable to common stockholders	7.63	7.83

Adjustments:
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	0.20	0.20
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	0.12	0.12
Core funds from operations attributable to common stockholders	$7.95	$8.15

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income — for the Year Ending December 31, 2024 (In thousands) - Unaudited

	For the Year Ending December 31, 2024
	Low	High

Net Income	$929,000	$972,500
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(66,000)	(67,000)
Interest expense	545,000	541,000
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes	44,000	43,000
Depreciation and amortization	783,000	783,000
Income tax expense	36,000	35,000
General and administrative	173,000	171,000
Management fees and other income	(119,000)	(120,000)
Interest income	(117,000)	(118,000)
Net tenant reinsurance income	(253,000)	(256,000)
Non same-store rental revenues	(1,125,000)	(1,125,000)
Non same-store operating expenses	397,000	397,000
Total same-store net operating income[1]	$1,225,000	$1,254,500

Same-store rental revenues[1]	1,657,500	1,683,000
Same-store operating expenses[1]	432,500	428,500
Total same-store net operating income[1]	$1,225,000	$1,254,500

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2024 same-store pool of 1,078 stores.